                              FOR INFORMATION ONLY

     THIS REGISTRATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997
                                                   REGISTRATION NO. [          ]
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                             WMS HOTEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                        DELAWARE                                                 36-3277019
            (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
             INCORPORATION OR ORGANIZATION)

              6063 EAST ISLA VERDE AVENUE                                          00979
                 CAROLINA, PUERTO RICO                                           (ZIP CODE)
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (787) 791-2000

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                                                            NAME OF EACH EXCHANGE
TITLE OF EACH CLASS                                                                         ON WHICH EACH CLASS IS
TO BE SO REGISTERED                                                                            TO BE REGISTERED

                                                                                           New York Stock Exchange
Common Stock, par value $.01 per share
                                                                                           New York Stock Exchange
Stock Purchase Rights pursuant to Stockholder Rights Agreement

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

________________________________________________________________________________

                             WMS HOTEL CORPORATION

ITEM 1. BUSINESS.

     The information required by this item is contained under the Sections 'Summary of Certain Information,' 'Relationship Between the Company and WMS After the Distribution,' 'Relationship Between the Company and the Company's Subsidiaries After the Distribution,' 'Hotel Financings and Certain Contingent Obligations,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Industry Overview' and 'Business' of the Information Statement of WMS Hotel Corporation (the 'Company') being furnished to the stockholders of WMS Industries Inc., which is set forth as Exhibit 99 hereto (the 'Information Statement'), and such Sections are incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION.

     The information required by this Section is contained under the Sections 'Summary of Certain Information,' 'Unaudited Pro Forma Condensed Consolidated Financial Statements,' 'Selected Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' of the Information Statement and such Sections are incorporated herein by reference.

ITEM 3. PROPERTIES.

     The information required by this Section is contained under the Section 'Business' of the Information Statement and such Section is incorporated herein by reference.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this Section is contained under the Section 'Security Ownership of Certain Beneficial Owners and Management' of the Information Statement and such Section is incorporated herein by reference.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this Section is contained under the Sections 'Management' and 'Liability and Indemnification of Officers and Directors of the Company' of the Information Statement and such Sections are incorporated herein by reference.

ITEM 6. EXECUTIVE COMPENSATION.

     The information required by this Section is contained under the Section 'Management' of the Information Statement and such Section is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this Section is contained under the Section 'Related Party Transactions' of the Information Statement and such Section is incorporated herein by reference.

ITEM 8. LEGAL PROCEEDINGS.

     Not applicable.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this Section is contained under the Sections 'Summary of Certain Information,' 'The Distribution,' 'Risk Factors,' 'Dividends,' 'Security Ownership of Certain Beneficial Owners and Management' and 'Description of the Company's Capital Stock' of the Information Statement and such Sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     The Company has not sold any of its securities within the past three years.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this Section is contained under the Sections 'Purposes and Anti-Takeover Effects of Certain Provisions' and 'Description of the Company's Capital Stock' of the Information Statement and such Sections are incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this Section is contained under the Section 'Liability and Indemnification of Officers and Directors of the Company' of the Information Statement and such Section is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this Section is contained under the Sections 'Summary of Certain Information,' 'Unaudited Pro Forma Condensed Consolidated Financial Statements,' 'Selected Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Index to Financial Statements' of the Information Statement and such Sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     See Index to Consolidated Financial Statements on page F-1 of the Information Statement, which is incorporated herein by reference.

     (b) Exhibits

     See Exhibit Index.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                          WMS HOTEL CORPORATION

Dated: February 28, 1997                                  By:              /s/ Louis J. Nicastro
                                                               ...................................................
                                                              Name: Louis J. Nicastro
                                                              Title:  Chairman of the Board and
                                                                       Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT                                                                                                       SEQ.
 NUMBER                                             DESCRIPTION                                             NO. PAGE
--------   ----------------------------------------------------------------------------------------------   --------
  *2.1     -- Plan  of  Reorganization  and  Distribution Agreement  among  WMS Industries  Inc. ('WMS'),
              Williams Hotel Corporation and WMS Hotel Corporation (the 'Company') (Draft)...............
  *3.1     -- Amended and Restated Certificate of Incorporation of the Company (Draft)...................
  *3.2     -- Amended and Restated Bylaws of the Company (Draft).........................................
  *4.1     -- Specimen of Common Stock Certificate of the Company........................................
   4.2     -- Rights Agreement dated                ,  1997 between the Company and The Bank of New  York
              (Draft)....................................................................................
   4.3     -- Form  of Certificate of Designation  of Series A Preferred Stock  (included as Exhibit A to
              Exhibit 4.2 hereof)........................................................................
   4.4     -- Specimen Form of Rights Certificate (included as Exhibit B to Exhibit 4.2 hereof)..........
   4.5     -- Summary of Rights Plan (included as Exhibit C to Exhibit 4.2 hereof).......................
  *4.6     -- Certificate of Designation of Series B Preferred Stock (Draft).............................
  *4.7     -- Put and  Call Agreement dated                    , 1997  between the Company  and Louis  J.
              Nicastro...................................................................................
 *10.1     -- Tax Sharing Agreement between the Company and WMS (Draft)..................................
 *10.2     -- Employment Agreement between the Company and Louis J. Nicastro.............................
  10.3     -- Employment  Agreement  between  Williams  Hospitality Group  Inc.  ('WHGI')  and  Brian  R.
              Gamache....................................................................................
 *10.4     -- Employment Agreement between the Company and Brian R. Gamache..............................
 *10.5     -- Employment Agreement between the Company and George R. Baker...............................
  10.6     -- Employment Agreement between WHGI and Richard F. Johnson...................................
  10.7     -- Stock Option Plan (Draft)..................................................................
  10.8     -- Form of  Indemnity Agreement authorized  to be entered  into between the  Company and  each officer and director of the Company........................................................
  10.9     -- Operating and Management Agreement dated as of September 23, 1983 between Posadas de Puerto
              Rico  Associates, Incorporated ('PPRA') and  Posadas de America Central, Inc. (now known as
              WHGI)......................................................................................
  10.10    -- Operating Credit and Term Loan Agreement dated August 30, 1988 between PPRA and  Scotiabank de Puerto Rico, as amended June 12, 1989, September 28, 1990 and April 26, 1991............
  10.11    -- Subordination  Agreement dated  August 30,  1988  between Williams  Hospitality  Management
              Corporation (now known as WHGI), PPRA and Scotiabank de Puerto Rico........................
  10.12    -- Posadas de San Juan Associates Joint Venture Agreement dated July 27, 1984 among ESJ  Hotel
              Corporation,  Great  American Industries,  Inc.,  IHS Associates,  Ltd. and MILTK  Inc., as
              amended as of October 15, 1984, September 30, 1986, December 30, 1989 and August 13, 1992..
  10.13    -- Deed of Lease dated  September 23, 1983 between Posadas  de Flamboyan Associates, L.P.  and
              PPRA, as amended September 23, 1983........................................................
  10.14    -- Deed of Subordination  of Lease dated May  5, 1995 among  Posadas de Flamboyan  Associates,
              L.P., PPRA and Scotiabank de Puerto Rico...................................................
  10.15    -- Option Agreement dated May 5, 1995  between PPRA and Posadas de Flamboyan Associates,  L.P.
              and Letter Agreement dated May  5, 1992 between PPRA and  Scotiabank de Puerto Rico related thereto....................................................................................
  10.16    -- Guaranty of Payment and Performance in favor of PPRA made by Burton I. Koffman and  Richard
              E. Koffman dated May 5, 1995...............................................................
  10.17    -- Operating  and Management Agreement dated  as of July 31, 1984  between Posadas de San Juan
              Associates ('PSJA') and Williams Hospitality Management Corporation (now known as WHGI), as amended October 25, 1984 and October 1, 1986...............................................
  10.18    -- Credit Agreement dated as of January 20, 1993 between PSJA and The Bank of Nova Scotia.....
  10.19    -- Subordination  Agreement  dated January  20, 1993  between Williams  Hospitality Management
              Corporation (now known as WHGI), PSJA and The Bank of Nova Scotia..........................

EXHIBIT                                                                                                       SEQ.
 NUMBER                                             DESCRIPTION                                             NO. PAGE
--------   ----------------------------------------------------------------------------------------------   --------
  10.20    -- WKA El Con Associates Joint Venture Agreement dated January 9, 1990 among WMS El Con Corp.,
              International  Textile Products of Puerto Rico, Inc.,  KMA Associates of Puerto Rico,  Inc.
              and Hospitality Investor Group, S.E., as  amended as of January 31,  1990, January 18, 1991 and April 20, 1992.........................................................................
  10.21    -- El Conquistador  Partnership L.P.  Venture  Agreement dated  July 12,  1990 between Kumagai
              Caribbean, Inc. ('Kumagai') and WKA El Con Associates ('WKA'), as amended May 4, 1992......
  10.22    -- El  Conquistador  Partnership L.P.  Development  Services and  Management  Agreement  dated
              January  12, 1990 between El Conquistador Partnership L.P. (the 'Partnership') and Williams
              Hospitality Management Corporation (now known as WHGI), as amended as of September 30, 1990 and January 31, 1991.......................................................................
  10.23    -- Loan  Agreement dated February 7, 1991 between Puerto Rico Industrial, Medical, Educational and Environmental Pollution  Control  Facilities  Financing  Authority  ('AFICA')  and  the
              Partnership................................................................................
  10.24    -- Trust  Agreement dated February 7, 1991 between  AFICA and Banco Popular de Puerto Rico, as
              Trustee....................................................................................
  10.25    -- Letter of  Credit and  Reimbursement Agreement  dated as of  February 7,  1991 between  the
              Partnership and The Mitsubishi Bank, Limited, acting through its New York Branch (now known as  The  Bank of Tokyo-Mitsubishi,  Ltd.) (the 'Bank')  and  the  Irrevocable  Transferable
              Standby Letter of Credit dated February 7, 1991 issued pursuant thereto....................
  10.26    -- First Amendment to the Letter of Credit and Reimbursement Agreement dated as of May 5, 1992 between the Partnership, WKA, Kumagai and the Bank.........................................
  10.27    -- Loan Agreement dated February  7, 1991 between The  Government Development Bank for  Puerto
              Rico ('GDB') and the Partnership...........................................................
  10.28    -- First Amendment to GDB Loan Agreement dated May 5, 1992 between GDB and the Partnership....
  10.29    -- Second  Amendment to  GDB Loan Agreement  dated as of  October 4, 1996  between GDB and the
              Partnership................................................................................
  10.30    -- Management Agreement Subordination  and Attornment Agreement dated  as of February 7,  1991 between Williams Hospitality Management Corporation (now known as WHGI) and the Bank.......
  10.31    -- Interest Rate and Currency Exchange Agreement dated as of February 7, 1991 between the Bank and the Partnership........................................................................
  10.32    --  Guaranty dated as of February 7, 1991  made by Kumagai and Williams Hospitality Management
              Corporation (now known as WHGI) in favor of the Bank.......................................
  10.33    -- Collateral Pledge Agreement dated as of  February 7, 1991 among the Partnership, AFICA  and the Bank...................................................................................
  10.34    -- Mortgage dated February 7, 1991 by the Partnership in favor of AFICA.......................
  10.35    -- Deed of Mortgage dated February 7, 1991 by the Partnership in favor of GDB.................
  10.36    -- Deed  of  Lease dated  December 15, 1990  by Alberto  Bachman Umpierre  and Lilliam Bachman
              Umpierre to the Partnership................................................................
  10.37    -- Leasehold Mortgage dated February 7, 1991 by the Partnership in favor of AFICA.............
  10.38    -- Deed of Leasehold Mortgage dated February 7, 1991 by the Partnership in favor of GDB.......
  10.39    -- Credit Facility Agreement dated as of May 5, 1992 between GDB, Kumagai and WKA.............
  10.40    -- Deed of Mortgage dated May 5, 1992 by the Partnership in favor of GDB......................
  10.41    -- Partnership  Loan  Agreement  dated  as  of  May  5,  1992  among  Kumagai,  WKA  and   the
              Partnership................................................................................
  10.42    -- Williams  Hospitality  Management  Corporation  (now known  as  WHGI) Amended  and Restated
              Stockholders Agreement dated as of April 30, 1992 among the Company, Burton I. Koffman,  as nominee, Hugh  A. Andrews  and Williams  Hospitality Management  Corporation (now  known as
              WHGI)......................................................................................
  10.43    -- Posadas de Puerto Rico Associates, Incorporated Stockholders' Agreement dated September 23,
              1983 among Williams Hotel Corporation,  Burton I. Koffman, as  nominee, Hugh A. Andrews and
              PPRA, as amended April 20, 1992............................................................

EXHIBIT                                                                                                       SEQ.
 NUMBER                                             DESCRIPTION                                             NO. PAGE
--------   ----------------------------------------------------------------------------------------------   --------
  10.44    -- Put  Option Agreement dated as of April 30, 1993, as extended, among American National Bank and Trust Company of Chicago, WMS, Burton I. Koffman and Empire Hotel Corp.................
  10.45    -- Loan Agreement dated as  of October 21, 1993 between  the Partnership and General  Electric
              Capital Corporation of Puerto Rico ('GECCPR'), as amended June 30, 1994....................
  10.46    -- Corporate  Guaranty  dated  October 21,  1993  by  WHGI  in favor  of  GECCPR  and  related
              Guarantor's Consent dated as of June 30, 1994 by WHGI......................................
 *10.47    -- Registration Rights Agreement dated as of                   , 1997 between the Company  and
              Louis J. Nicastro..........................................................................
  21       -- List of Subsidiaries of the Company........................................................
  23.1     -- Consent of Oppenheimer & Co., Inc..........................................................
  23.2     -- Consent of Houlihan, Lokey, Howard & Zukin, Inc............................................
  27       -- Financial Data Schedule (filed with EDGAR version only)....................................
  99       -- Information Statement......................................................................

------------

* To be filed by amendment.

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